EXHIBIT 10.23

         Agreement on Leasing of Production and Transportation Equipment

Party A:  Liuzhou Weilesi Elevator Factory ("Weilesi")
Party B:  Liuzhou OVM Construction Machinery Co., Ltd. ("Liuzhou OVM")

Upon friendly negotiation, Both parties hereby reach the following agreement on leasing some of the production and transportation equipment by Party A to Party
B:

1. Party A agrees to lease some of its production and transportation equipment for Party B's use. Please refer to the attached for the details of equipment leased.

2. Party A guarantees that it shall have the ownership of above leased equipment and shall be entitled to lease such equipment according to the laws and regulations.

3. Party A guarantees that it shall handle all related formalities about the above equipment leased to Party B as are required by laws and regulations of the State or administrative procedures, such as, obtaining of the approval of the Workers Deputy Congress, evaluation and reporting to related authority for approval. Shall Party A fail to handle or finish any necessary formalities that has caused this agreement to become terminated or changed wholly or party, Party A shall compensate Party B for the losses of which the amount equals twice the annual rental of the previous year.

4. The annual rental of leasing the above production and transportation equipment is calculated on the basis of 10% of the original values of the equipment that are shown in the attached list of equipment leased.

5.     The above lease of equipment is for a term of twenty years.

6. The rental of the above-mentioned equipment shall be paid every calendar month before the fifteenth day of that month and a fine of 0.05% on a daily basis shall be levied if the monthly rental is not paid before the specified time. If Party B delay the payment the rental for more than six months, Party A shall have the right to terminate this Agreement. If Party B also agrees to terminate the Agreement, it shall bear the responsibilities for breaching the Agreement according to Clause 13. If Party B continues to lease the equipment after negotiation, Party B shall pay all rental payable and a fine equals one month rental within 90 days.

7. During the lease period, Party A shall bear all related taxes levied by the State, and Party B shall bear all the expenses incurred for the transportation equipment.

8. During the lease period, Party B shall bear all repair and maintenance expenses for above production and transportation equipment.

9. Party A shall hand over the production and transportation equipment specified in Clause 1 of this Agreement to Party B before December 31, 1999. The lease period commences on January 1, 2000.

10. Party B shall guarantee that it shall use the leased production and transportation equipment as mentioned in Clause 1 of this Agreement for the purpose according to related laws and regulations, or otherwise Party B shall bear the economic responsibilities resulted from such violation of related laws and regulations.


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11.    If Party A goes bankruptcy or plans to transfer or lease some or whole of the production or transportation equipment during the effective period of the Agreement, Party A shall give 6 months advance notice to Party B, and Party B shall be given priority to purchase under the same conditions. If the leased production or transportation equipment is transferred to the other party, Party A shall guarantee that the transferee continues to comply with the Agreement.

12. The Agreement shall terminate automatically if the following conditions occur in the effective period of the Agreement:

       (1) There happens the force majeure that leads to failure to execute the Agreement.
       (2) The government makes a decision to use the building and site where the leased production equipment is installed and thus such equipment need to be removed.

13. During the effective period of this Agreement, if either party wants to terminate this Agreement in advance, that party shall give one year advance notice to the other party. Any breaching party shall compensate that other party the amount equals two years rental.

14. In order to strengthen the friendly cooperation relation between both parties, Party B shall arrange for its products that require processing to be performed by Party A and shall promise to employ the workers of Party A at priority for its development and manufacturing of new products.

15. Party A and Party B shall settle the disputes arising from the performance of the Agreement through negotiation, and shall lodge a lawsuit to the people's court if such settlement through negotiation fails.

16. The Agreement is in six copies, with three held by each party. The Agreement shall become effective after signing by the representatives and affixing the common seals of both parties.

Party A:                                         Party B:
Liuzhou Weilesi Elevator                         Liuzhou OVM Construction
Factory                                          Machinery Co., Ltd.


/s/ Jiang Xiaolin                                /s/ Ching Lung Po
--------------------------                       --------------------------
Jiang Xiaolin                                     Chinf Lung Po

December 12,1999

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